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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                               November 21, 1996
                ------------------------------------------------
                Date of Report (date of earliest event reported)

                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

            Maryland                  1-12748               52-1176514
        ---------------          ----------------         --------------
        (State or other          (Commission File         (IRS Employer
        jurisdiction of               Number)             Identification
        Incorporation)                                        Number)

                             11412 Cronridge Drive
                          Owings Mills, Maryland 21117
                    ----------------------------------------
                    (Address of principal executive offices)

                                 410-998-9800
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

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ITEM 5: Other Events

    Chesapeake Biological Laboratories, Inc. (the "Registrant") has completed the acquisition of an approximately 70,000 square foot building, located on 3.48 acres of land, in Baltimore City, Maryland, which is to be renovated and equipped for use by the Registrant as a pharmaceutical manufacturing facility. The purchase price paid for the land and existing improvements was comprised of $2,150,000 in cash, and 125,000 shares of the Registrant's Class A Common Stock, $0.01 par value per share. Once renovated, the facility will also include office and warehouse space, as required to support the Registrant's pharmaceutical manufacturing operations.

    The cash portion of the purchase price for the land and existing building, as well as the cost of the proposed renovations and a portion of the pharmaceutical manufacturing equipment and related pharmaceutical facility build-out, is financed through a $7,000,000 Economic Development Bond, issued by the Maryland Industrial Development Financing Authority ("MIDFA"), and a $1,500,000 loan from the City of the Baltimore Development Corporation. A closing occurred in connection with the Bond issuance and the $1,500,000 loan, concurrent with the purchase of the land and existing building. The Registrant also intends to equip the new facility with approximately $2,900,000 of additional pharmaceutical manufacturing equipment to be financed through equipment leasing arrangements with others.

    The Bonds are variable rate, tax exempt, and are issued pursuant to a Trust Indenture. The maximum annual interest rate on the Bonds is 12% and, subject to certain conditions, the Bonds may be converted to fixed-rate at the option of the Registrant. The principal portion of the Bonds, and the accrued interest thereon, is payable from monies drawn under a direct pay Letter of Credit issued by The First Union National Bank of North Carolina (the "Bank"), in an amount up to $7,280,000. Interest is payable quarterly, commencing February 1, 1997, and principal portions of the Bonds are subject to redemption, in part, commencing November 1998, in accordance with a schedule set forth in the Bonds. The Maturity Date is August 1, 2018. The Letter of Credit is issued pursuant to a Letter of Credit and Reimbursement Agreement containing various terms and covenants applicable to the Registrant, and the Registrant's obligations in respect of the Letter of Credit and the Bonds are secured by substantially all of the assets of the Registrant, including the new facility. MIDFA has also provided the Bank with additional credit support for the Letter of Credit, in the form of a $1,800,000 deficiency guaranty.

    The Whiting-Turner Contracting Company, Baltimore, Maryland, is the construction manager for the project; and Lockwood Greene, Inc., of Somerset, New Jersey, has been retained as architectural and manufacturing process design engineer. Completion of the renovation and pharmaceutical build-out of the facility is now scheduled for on or about the close of the first calendar quarter 1998. The new facility is located in a Federal Empowerment Zone.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CHESAPEAKE BIOLOGICAL LABORATORIES, INC.

Dated: November    , 1996              By
                ---                      --------------------------------------
                                         Name:  John C. Weiss, III
                                         Title: President

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